Exhibit 99.8

FORM OF NOTICE OF GUARANTEED DELIVERY

FOR

SUBSCRIPTION RIGHTS CERTIFICATES

ISSUED BY

ENZON PHARMACEUTICALS, INC.

This form, or one substantially equivalent hereto, must be used to exercise the subscription rights (the “Subscription Rights”) distributed by Enzon Pharmaceuticals, Inc. (the “Company”) pursuant to the rights offering as described in the prospectus dated [            ], 2020 (the “Prospectus”), if a holder of Subscription Rights cannot deliver the certificate(s) evidencing the Subscription Rights (the “Subscription Rights Certificates”), to the Subscription Agent listed below (the “Subscription Agent”) prior to 5:00 p.m., New York City Time, on [            ], 2020 (as it may be extended, the “Expiration Date”). Such form must be delivered by hand or sent by facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent prior to the Expiration Date. See “Description of the Rights Offering—Exercise of Rights” in the Prospectus.

Payment of the Subscription Price of $1,090 per Unit subscribed for upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus prior to the Expiration Date even if the Subscription Rights Certificate(s) evidencing such Subscription Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof.

Continental Stock Transfer & Trust Company

1 State Street Plaza - 30th Floor

New York, NY 10004

Attn: Reorganization Department

Facsimile Number: (212) 616-7610

Telephone Number for Confirmation:

(917) 262-2378

If you have other questions or need assistance, please contact the Information Agent for the Rights Offering, Georgeson LLC, at (888) 605-8334 (toll free).

Delivery of this instrument to an address other than as set forth above or transmission of this instrument via facsimile other than as set forth above does not constitute a valid delivery

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificate(s) representing Subscription Right(s) and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent prior to the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Rights to subscribe for [       ] Units with respect to each of the Subscription Rights represented by such Subscription Rights Certificate(s), subject to availability and allocation as described in the Prospectus.

The undersigned understands that payment of the Subscription Price of $1,090 per Unit subscribed for must be received by the Subscription Agent prior to the Expiration Date, and represents that such payment, in the aggregate amount of $[       ] either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith

Or

☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐	Certified check

☐	Bank draft (cashier’s check)

Date of check, or draft:

Check, or draft number:

Bank on which check is drawn or issued:

☐	Wire transfer to:

JPMorgan Chase Bank

Reference: Enzon Rights

Routing Number: 021000021

Swift Code: CHASUS33

Account Number: 475-483616

Signature(s)	Address

Names

(Please type or print)	Area Code and Tel. No.(s)
Rights Certificate No(s). (if available)

GUARANTEE OF DELIVERY

(Not to Be Used for Subscription Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Subscription Rights being exercised hereby, with any required signature guarantee and any other required documents, all within two (2) business days after the date hereof.

Dated:

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in this prospectus. Failure to do so could result in a financial loss to such institution.

2